Exhibit 99.1

Greg Matz Joins Daré Bioscience Board of Directors

SAN DIEGO, Sept. 17, 2018 (GLOBE NEWSWIRE) -- Daré Bioscience, Inc. (NASDAQ: DARE), a clinical-stage, women’s biopharmaceutical company, today announced the appointment of Greg Matz to its board of directors. Most recently, Mr. Matz served as the Senior Vice President and Chief Financial Officer for The Cooper Companies, which includes CooperSurgical, marketers of PARAGARD®, the only hormone-free, long lasting, reversible contraceptive approved by the United States Food and Drug Administration available in the United States.

“Greg brings a broad and diverse skill set that includes organizational development and strategic planning for a global medical device company,” said Sabrina Martucci Johnson, President and CEO of Daré Bioscience. “Greg is well suited to help Daré execute on its vision of becoming a coordinating presence in women’s health and we are excited to add him to our highly distinguished board of directors during this important and transformational stage in Dare’s corporate evolution.”

The Cooper Companies is a publicly traded, global medical device company that operates through two business units, CooperVision and CooperSurgical. The CooperSurgical business focuses on advancing the health of families through a diversified portfolio of products and services focusing on women’s health, fertility, diagnostics and contraception. The company has over 11,000 employees with products sold in over 100 countries. In his role as CFO, Mr. Matz provided leadership for the financial functions including planning, reporting, tax, audit, business analytics and risk management. In addition, he closely partnered with the executive team on global strategy, M&A, investor relations and business development activities.

Prior to his role as CFO with The Cooper Companies, Mr. Matz was CFO at CooperVision Inc., where he led global finance and information technology and managed a team of over 400 people. Prior to these roles, Mr. Matz served in a variety of senior-level positions for Agilent Technologies including Business Unit Controller, Vice

President of Global Audit Services and Controller for Mergers, Acquisitions & Divestitures. Before joining Agilent, Mr. Matz held management positions at Hewlett Packard and KPMG.

“Daré is quickly becoming an innovation accelerator and pipeline conduit for women’s health-focused commercial-stage companies,” said Mr. Matz. “I am delighted to lend my expertise to the organization and join the board of directors to help unlock value from Daré’s diverse portfolio of novel women’s health products.”

About Daré Bioscience

Daré Bioscience is a clinical-stage biopharmaceutical company committed to the advancement of innovative products for women’s reproductive and sexual health. The company’s mission is to identify, develop and bring to market a portfolio of novel, differentiated therapies that expand treatment options, improve outcomes and facilitate convenience for women in the areas of contraception, vaginal health, sexual health, and fertility.

Daré’s product portfolio includes two potential first-in-class candidates currently in clinical development: Ovaprene®, a non-hormonal, monthly contraceptive vaginal ring, and Topical 5% Sildenafil Citrate Cream, a potential treatment for female sexual arousal disorder utilizing the same active ingredient as Viagra®. To learn more about Daré’s full portfolio of women’s health products, and mission to deliver novel therapies for women, please visit www.darebioscience.com.

Daré may announce material information about its finances, product candidates, clinical trials and other matters using its investor relations website (http://ir.darebioscience.com), SEC filings, press releases, public conference calls and webcasts. Daré uses these channels to communicate with its investors and the public about the company and other issues. The information Daré posts on its investor relations website may be deemed to be material information. Daré encourages investors, the media, and others interested in the company to review the information Daré posts on its investor relations website.

Contacts:

Investors on behalf of Daré Bioscience, Inc.:

Ami Bavishi

Burns McClellan

abavishi@burnsmc.com

212-213-0006

OR

Media on behalf of Daré Bioscience, Inc.:

Amanda Guisbond

Canale Communications

amanda@canalecomm.com

781-405-8775